Ernst & Young LLP

Two Commerce Square

Suite 4000

2001 Market Street

Philadelphia, Pennsylvania 19103-7096

Phone: (215) 448-5000

www.ey.com

September 27, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Sub-Item 77K, Changes in Registrant's Certifying Accountant, of Form N-SAR dated September 27, 2006 of MuniHoldings New Jersey Insured Fund, Inc. and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

September 27, 2006